Exhibit 10.1

CONTRACT CHIEF FINANCIAL OFFICER AGREEMENT

THIS CONTRACT CHIEF FINANCIAL OFFICER AGREEMENT (the “AGREEMENT’) is  dated as of theday of February, 2017. It is made and entered into by and between Cocrystal Pharma, Inc., a Delaware corporation, located at 1860 Montreal Road, Tucker, Georgia 30084 (“Company”), and James J. Martin (“Contract CFO”).

RECITALS

WHEREAS, Contract CFO has specialized financial skills, experience and knowledge  to help the Company with its full reporting requirements;

WHEREAS, the Company is desirous of retaining Contract CFO’s services as an Independent Contractor and Contract CFO is desirous of formalizing a new relationship with the Company;

WHEREAS, the Company is willing to enter into an agreement with the Contract CFO to provide services for the Company, but only upon the terms and condition provided for hereinafter; and

NOW, THEREFORE, IN CONSIDERATION of the mutual promises made herein and certain additional valuable consideration, as provided for hereafter, it is AGREED, that

1. SERVICES.

Engagement of the Contract CFO and in connection therewith, the Contract CFO agrees to perform the following services (the “Services”): Consult with the Company's Board of Directors, the officers of the Company, and the Company’s administrative staff, at reasonable times. The Contract CFO shall be responsible for overseeing all aspects of the Company's financial results, especially in preparing the Annual Financial Statements and Quarterly Interim Financial Statements and the required preparation work for the year-end audit. In net, the Contract CFO acts as an external part-time CFO/Controller providing the Company with the tools, systems and support necessary to complete the financial reporting responsibilities of the business.

The Company agrees to retain Contract CFO to provide such services under the terms and conditions set forth herein. Contract CFO agrees to render all services under this Agreement in a professional and business-like manner and in full accordance with the terms and conditions of this Agreement. During the term of this Agreement, Contract CFO shall devote his energy, skill and best efforts to promote the Company’s business and affairs and to perform his duties hereunder.

2. COMPENSATION AND TERM.

The Company shall pay the Contract CFO for his loyal and consistent services as follows:

        2.1 REMUNERATION AND TERM. For a period of four months, starting 27th February, 2017 through 30th June, 2017, the Contract CFO will be paid $125.00 per hour up to a maximum of 60 hours per week. Contract CFO will inform Company when 60 hours per week are reached so Company can determine future action. To the extent the Company authorizes additional hours in any weekly period, it shall be at the rate of $125.00 per hour. Contract CFO shall submit a bill bi-weekly detailing the hours worked for that bi-weekly period. Company shall tender payment within 14 calendar days of receipt of Contract CFO’s bill.

3. INDEPENDENT CONTRACTOR STATUS.

The Contract CFO is an independent contractor. The Contract CFO shall not be deemed for any purpose to be an employee or agent of Company, and neither party shall have the power or authority to bind the other party to any contract or obligation. The Contract CFO is not entitled to unemployment insurance or workers compensation insurance and the Contract CFO shall be solely responsible for timely remittance to appropriate authorities of all federal, state, and local taxes and charges incident to the provision of and payment of compensation for Services, and to the operation of the Contract CFO’s business, including but not limited to payment of worker’s compensation insurance premiums, social security taxes and federal and state income taxes (including quarterly estimated taxes). THE CONTRACT CFO CONSULTANT SHALL NOT HOLD HIMSELF OUT OR OTHERWISE REPRESENT HIMSELF TO ANY PERSON OR ENTITY AS ANYTHING OTHER THAN AN INDEPENDENT CONTRACT CFO OF THE COMPANY, REGARDLESS OF ANY TITLE OR DESIGNATION THAT THE CONTRACT CFO MAY HOLD WITH THE COMPANY.

4. BEST EFFORTS OF CONTRACT CFO.

The Contract CFO is expected to devote his best efforts to the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Company. The Contract CFO shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require.

5. EXPENSES.

The Contract CFO is authorized to incur reasonable expenses only upon prior approval of management. The Company shall reimburse the Contract CFO for all such expenses on the presentation by the Contract CFO, from time to time, of an itemized account of such expenditures in accordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment.

6. DISABILITY.

        (a) Should the Contract CFO, by reason of illness or incapacity, be unable to perform his job for a period of up to and including a maximum of 1 month, the compensation payable to him for and during such period under this Agreement shall be unabated. The Board of Directors shall have the right to determine the incapacity of the Contract CFO for the purposes of this provision, and any such determination shall be evidenced by its written opinion delivered to the Contract CFO. Such written opinion shall specify with particularity the reasons supporting such opinion and be manually signed by at least a majority of the Board.

        (b) The Contract CFO's compensation thereafter shall be reduced to zero. The Contract CFO shall receive full compensation upon his return to services and regular discharge of his full duties hereunder. Should the Contract CFO be absent from his services for whatever cause for a continuous period of more than 30-calendar days, the Company may terminate this Agreement and all obligations of the Company hereunder shall cease upon such termination.

7. TERMINATION.

        7.1. The Contract CFO can terminate this agreement by giving the Company thirty (30) days notice to the Company. The Company can terminate this agreement by giving the Contract CFO thirty (30) days notice.

        7.2. The Company can terminate this agreement immediately, without penalties, by demonstrating willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Company, including, without limitation, (i) the failure or neglect by the Contract CFO to perform his duties hereunder; (ii) the commission of any felony against the Company, including, without limitation, any fraud against the Company, any of its affiliates, clients or customers of the Company; (iii) failure to abide by Company’s written policies including without limitation those pertaining to insider trading, harassment or workplace safety.

8. CONFIDENTIALITY.

The Contract CFO shall not divulge to others any information he may obtain during the course of his term relating to his services for the Company without first obtaining written permission of the Company.

Provided, however, that nothing contained in this agreement shall be construed to prevent the Contract CFO from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Contract CFO from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act, and provided, further, the Company and the Contract CFO acknowledge the Contract CFO’s disclosure rights under the Defend Trade Secrets Act of 2016.

9. RETURN OF DOCUMENTS.

On termination of the Contract CFO’s services with the Company, or at any time upon the request of the Company or its affiliates, the Contract CFO shall return to the Company all documents, including all copies thereof, and all other property relating to the business or affairs of the Company, including, without limitation, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collectively as the “Materials”), in his possession or control, no matter from whom or in what manner he may have acquired such property. The Contract CFO acknowledges and agrees that all of the Materials are property of the Company and releases all claims of right of ownership thereto.

10. ASSIGNMENT OF CONTRACT.

The Contract CFO may not assign his rights under this Agreement without the written consent of the Company.

11. GOVERNING LAW.

This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflict of laws. Each of the parties waives any right to object to the jurisdiction or venue of such courts in Georgia or to claim that such courts are an inconvenient forum.

12. ENTIRE AGREEMENT AMENDMENT.

This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification shall be valid or binding unless made in writing and signed by the parties to this Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the Company and Contract CFO with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties relating in any way to Contract CFO’s services for the Company.

13. NOTICES.

All notices or other communications required or permitted hereunder shall be in writing. All notices or other required or permitted communications shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier; or (iii) registered or certified mail, postage prepaid, return receipt requested. Receipt and effective delivery shall occur upon the earlier of the following: (a) If personally delivered, the date of delivery to the address of the person to receive such notice; (b) If delivered by overnight commercial earner, one day following the receipt of such communication by such carrier from the sender as shown on the sender’s delivery invoice from such carrier; or (c) If mailed, two (2) business days after the date of posting by the United States post office. No notice or other required or permitted communication shall be effective unless and until received.

14. MODIFICATION AND WAIVER.

No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the Company and Contract CFO. No course of dealing between the Company and Contract CFO, nor any waiver by the Company of a breach of any provision of this Agreement, or delay in exercising any right under this Agreement, shall operate or be construed as a waiver of any subsequent breach by Contract CFO.

15. NO PARTNERSHIP OR JOINT VENTURE.

Nothing in this Agreement is intended, and should not in any way be construed to, create any form of joint venture, partnership or agency relationship of any kind between the Company and Contract CFO. The parties expressly disclaim any intention of any kind to create any such relationship between themselves.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first set forth above.

Cocrystal Pharma, Inc.
(“The Company”)

By: /s/ Gary Wilcox
Title: Interim CEO
Date: February 22, 2017

James J. Martin
("Contract CFO")

By: /s/ James J. Martin
Date: February 23, 2017